Exhibit 99

Colgate Announces 1st Quarter 2017 Results

NEW YORK--(BUSINESS WIRE)--April 28, 2017--Colgate-Palmolive Company (NYSE:CL) today reported worldwide Net sales of $3,762 million in first quarter 2017, even with the first quarter 2016 level. Global unit volume decreased 2.0%, pricing increased 2.5% and foreign exchange was negative 0.5%. Organic sales (Net sales excluding the impact of foreign exchange, acquisitions and divestments) grew 0.5%.

Net income and Diluted earnings per share in first quarter 2017 were $570 million and $0.64, respectively. Net income in first quarter 2017 included $31 million ($0.03 per diluted share) of aftertax charges resulting from the Company’s Global Growth and Efficiency Program (the “2012 Restructuring Program”).

Net income and Diluted earnings per share in first quarter 2016 were $533 million and $0.59, respectively. Net income in first quarter 2016 included $38 million ($0.04 per diluted share) of aftertax charges resulting from the 2012 Restructuring Program.

Excluding charges resulting from the 2012 Restructuring Program in both periods, Net income in first quarter 2017 was $601 million, an increase of 5% versus first quarter 2016, and Diluted earnings per share in first quarter 2017 was $0.67, an increase of 6% versus first quarter 2016.

Gross profit margin was 60.3% in first quarter 2017 versus 59.8% in first quarter 2016. Excluding charges resulting from the 2012 Restructuring Program in both periods, Gross profit margin was 60.7% in first quarter 2017, an increase of 70 basis points versus the year ago quarter. This increase was primarily driven by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program, and higher pricing, partially offset by higher raw and packaging material costs.

Selling, general and administrative expenses were 36.2% of Net sales in first quarter 2017 versus 36.0% of Net sales in first quarter 2016. Excluding charges resulting from the 2012 Restructuring Program in both periods, Selling, general and administrative expenses increased by 30 basis points to 35.6% of Net sales in first quarter 2017, as a result of higher overhead expenses. Worldwide advertising investment increased 1% to $400 million versus $398 million in the year ago quarter.

Operating profit increased to $885 million in first quarter 2017 compared to $867 million in first quarter 2016. Excluding charges resulting from the 2012 Restructuring Program in both periods, Operating profit was $931 million in first quarter 2017, an increase of 1% versus first quarter 2016. Operating profit margin was 23.5% in first quarter 2017 versus 23.0% in first quarter 2016. Excluding charges resulting from the 2012 Restructuring Program in both periods, Operating profit margin was 24.7% in first quarter 2017, an increase of 20 basis points versus the year ago quarter.

Net cash provided by operations year-to-date was $691 million compared to $614 million in the comparable 2016 period, reflecting strong operating earnings and a continued tight focus on working capital. Working capital as a percentage of Net sales was negative 4.3% compared to negative 2.8% in the year ago period.

Ian Cook, Chairman, President and Chief Executive Officer, commented on the first quarter results, “Clearly the first quarter was challenging and did not meet our organic sales growth expectations, driven mainly by softer results in North America. Net sales were even with the year ago quarter, while organic sales grew 0.5%, led by emerging markets where organic sales grew 3.0%.

“Colgate’s leadership of the global toothpaste market continued during the quarter with its global market share now at 43.8% year-to-date. Our global leadership in manual toothbrushes also continued with Colgate’s global market share in that category now at 32.7% year-to-date.

“Pleasingly, gross profit margin, operating profit margin, net income as a percent to sales and operating cash flow all increased versus the year ago period.

“As we look ahead, uncertainty in global markets and slowing category growth worldwide remain challenging. While based on current spot rates, we continue to expect a low-single-digit net sales increase for 2017, based on our slow start to the year, we now expect organic sales growth for 2017 to be modestly below our 4% - 7% range with sequential improvement throughout the year.

“On a GAAP basis, based on current spot rates, we are planning for a year of gross margin expansion and expect earnings per share on a dollar basis to be flat.

“Excluding charges resulting from the 2012 Restructuring Program and the other 2016 one-time items previously disclosed, based on current spot rates, we continue to plan for a year of strong operating cash flow, gross margin expansion, increased advertising investment and low-single-digit earnings per share growth on a dollar basis.”

At 11:00 a.m. ET today, Colgate will host a conference call to elaborate on first quarter results. To access this call as a webcast, please go to Colgate’s website at http://www.colgatepalmolive.com.

The following are comments about divisional performance for first quarter 2017 versus the year ago period. See attached Geographic Sales Analysis Percentage Changes and Segment Information tables for additional information on divisional net sales and operating profit.

North America (20% of Company Sales)

North America Net sales decreased 5.0% in first quarter 2017. Unit volume decreased 5.0% with 0.5% lower pricing, while foreign exchange was positive 0.5%. Organic sales for North America decreased 5.5%, reflecting the impact of market share losses during the quarter from a portfolio transition within our home care business, retailer inventory reductions and a further slowdown in category growth.

Operating profit in North America decreased 3% in first quarter 2017 to $233 million, while as a percentage of Net sales, it increased 80 basis points to 30.7% of Net sales. This increase in Operating profit as a percentage of Net sales was due to a decrease in Selling, general and administrative expenses, partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher raw and packaging material costs, partially offset by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program. This decrease in Selling, general and administrative expenses was due to lower overhead expenses and decreased advertising due to the timing of advertising investment in the prior year.

In the U.S., Colgate maintained its leadership in the toothpaste category during the quarter with its market share at 35.6% year-to-date. Successful new products include Colgate Total Clean-In-Between, Colgate Optic White Beauty Radiant, Colgate Sensitive Smart White and Tom’s of Maine Rapid Relief Sensitive toothpastes. In manual toothbrushes, Colgate maintained its brand market leadership in the U.S. with its market share in that category at 41.2% year-to-date, driven by strong sales of Colgate Total 360° 4 Zone manual toothbrush.

New products succeeding in other categories include Colgate Total Advanced Health and Colgate Kids mouthwashes, Colgate Total 360° Whole Mouth Clean battery toothbrush and Softsoap Luminous Oils and Irish Spring Signature For Men body washes.

Latin America (25% of Company Sales)

Latin America Net sales increased 9.0% in first quarter 2017. Unit volume was even with the year ago quarter, while pricing increased 7.0% and foreign exchange was positive 2.0%. Excluding the impact of divested businesses, unit volume increased 0.5%. Volume gains in Mexico, the Caribbean region and the Southern Cone region were offset by volume declines in Brazil. Organic sales for Latin America increased 7.5%.

Operating profit in Latin America increased 9% in first quarter 2017 to $269 million, while as a percentage of Net sales, it remained even at 29.1%. Operating profit as a percentage of Net sales was even with the year ago quarter, as an increase in Gross profit was offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, which were partially offset by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to higher overhead expenses and increased advertising investment.

Colgate maintained its leadership in toothpaste in Latin America during the quarter, with market share gains in Mexico, Peru, the Dominican Republic, Puerto Rico and Paraguay. Strong sales of Colgate Total Professional Daily Repair, Colgate Triple Action Extra Whitening, Colgate Sensitive Pro-Alivio and Colgate Max Fresh toothpastes contributed to volume growth throughout the region. Colgate’s leadership in the manual toothbrush category continued throughout the region, driven by strong sales of Colgate Triple Action manual toothbrush.

Products in other categories contributing to growth throughout the region include Colgate Plax Ice Glacial mouthwash, Protex Pro-Hidrata shower gel, bar soap and liquid hand soap, Palmolive Natural Secrets shower gel and bar soap, Suavitel Sweet Pleasures fabric conditioner, Axion Active Foam dish liquid and Fabuloso Perfect Fusion liquid cleaner.

Europe (15% of Company Sales)

Europe Net sales decreased 5.0% in first quarter 2017. Unit volume increased 0.5%, pricing decreased 1.0% and foreign exchange was negative 4.5%. Volume gains led by the United Kingdom, Spain and the Netherlands were partially offset by volume declines in France. Organic sales for Europe decreased 0.5%.

Operating profit in Europe decreased 1% in first quarter 2017 to $140 million, while as a percentage of Net sales it increased 110 basis points to 25.1% of Net sales. This increase in Operating profit as a percentage of Net sales was due to a decrease in Selling, general and administrative expenses, partially offset by a decrease in Gross profit, both as a percentage of Net sales. This decrease in Gross profit was primarily driven by higher raw and packaging material costs, which included foreign exchange transaction costs, and lower pricing due to increased in-store promotional activities. These decreases in Gross profit were partially offset by cost savings from the Company’s funding-the-growth initiatives and the 2012 Restructuring Program and sales mix. This decrease in Selling, general and administrative expenses was due to decreased advertising, due to the timing of advertising investment in the prior year, and lower overhead expenses.

Colgate maintained its oral care leadership in Europe during the quarter, with toothpaste market share gains in Italy, Ireland, Czech Republic, Slovenia, Bosnia and Bulgaria. Premium products succeeding in oral care include Colgate Enamel Strength, Colgate Natural Extracts and meridol Parodont Expert toothpastes, Colgate 360° Advanced Whole Mouth Health and Colgate 360° Advanced Max White Expert White manual toothbrushes and Colgate MinionsTM interactive battery powered brush for kids.

Premium innovations succeeding in other product categories include Sanex Zero% shower gel and deodorant, Palmolive Naturals with precious oils and Palmolive Gourmet shower gels, Sanex Men 7in1 deodorant, Paic Extreme dish liquid, the Ajax Optimal7 range of multi-benefit cleaners available in liquid, spray and wipes and Soupline Parfum Supreme line of fabric conditioner products.

Asia Pacific (19% of Company Sales)

Asia Pacific Net sales decreased 3.0% during first quarter 2017. Unit volume decreased 1.0%, pricing was even with the year ago quarter and foreign exchange was negative 2.0%. Volume declines in India, the Greater China region and Thailand were partially offset by volume gains in the South Pacific region, Vietnam and the Philippines. Organic sales for Asia Pacific decreased 1.0%.

Operating profit in Asia Pacific was $219 million in first quarter 2017, even with first quarter 2016, while as a percentage of Net sales it increased 90 basis points to 30.4% of Net sales. This increase in Operating profit as a percentage of Net sales was due to an increase in Gross profit and a decrease in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives, partially offset by higher raw and packaging material costs, which included foreign exchange transaction costs. This decrease in Selling, general and administrative expenses was due to decreased advertising, in part reflecting a shift from advertising investment to in-store promotional activities and due to the timing of advertising investment in the prior year, which was partially offset by higher overhead expenses.

Colgate continued its toothpaste leadership in the Asia Pacific region during the quarter with market share gains in the Philippines and Singapore. New products succeeding in the region include Colgate Total Pro Breath Health, Colgate Natural, Colgate Sensitive Pro-Relief Extra Protect and Colgate Sensitive Pro-Relief Smart White toothpastes.

New products succeeding in other categories in the region include Colgate Slim Soft Advanced, Colgate 360° Advanced and Colgate Peppa PigTM manual toothbrushes, Colgate Plax Ice Infinity and Colgate Plax Spicy Fresh mouthwashes, Protex Thai Therapy bar soap, Ajax Spray n' Wipe cleaners and Softlan Gentle Care and Softlan Charcoal Cupboard Fresh fabric conditioners.

Africa/Eurasia (6% of Company Sales)

Africa/Eurasia Net sales increased 6.5% during first quarter 2017. Unit volume decreased 6.5%, pricing increased 7.0% and foreign exchange was positive 6.0%. Volume declines in the Sub Saharan Africa region and Russia were partially offset by volume gains in the North Africa/Middle East region. Organic sales for Africa/Eurasia increased 0.5%.

Operating profit in Africa/Eurasia increased 5% in first quarter 2017 to $45 million, while as a percentage of Net sales it decreased 30 basis points to 18.3% of Net sales. This decrease in Operating profit as a percentage of Net sales was primarily due to an increase in Selling, general and administrative expenses, partially offset by an increase in Gross profit, both as a percentage of Net sales. This increase in Gross profit was primarily driven by higher pricing, cost savings from the Company’s funding-the-growth initiatives and lower raw and packaging material costs, driven by foreign exchange transaction gains. This increase in Selling, general and administrative expenses was due to increased advertising investment and higher overhead expenses.

Colgate continued its toothpaste leadership in Africa/Eurasia during the quarter, with market share gains in Saudi Arabia, the United Arab Emirates, Kazakhstan, Morocco, Lebanon, Qatar and Jordan. Successful products contributing to sales in the region include Colgate Total Pro Breath Health, Colgate Optic White Lasting White and Colgate Maximum Cavity Protection toothpastes, and Colgate Zig Zag Charcoal and Colgate Double Action manual toothbrushes.

Hill’s Pet Nutrition (15% of Company Sales)

Hill’s Net sales increased 0.5% in first quarter 2017. Unit volume decreased 4.0% with 4.0% higher pricing and foreign exchange was positive 0.5%. Volume declines in the United States, Western Europe and Turkey were partially offset by volume gains in South Africa, Russia and Thailand. Hill’s organic sales were even with the year ago quarter.

Hill’s Operating profit increased 1% in first quarter 2017 to $157 million, or 20 basis points to 28.3% of Net sales. This increase in Operating profit as a percentage of Net sales was primarily due to an increase in Gross profit, partially offset by an increase in Selling, general and administrative expenses, both as a percentage of Net sales. This increase in Gross profit was mainly driven by cost savings from the Company’s funding-the-growth initiatives and higher pricing, partially offset by higher costs, driven by higher raw and packaging material costs. This increase in Selling, general and administrative expenses was due to increased advertising investment and higher overhead expenses.

Successful products contributing to sales in the U.S. include Hill’s Prescription Diet Dental Care Chews, Hill’s Prescription Diet z/d for skin and food sensitivities, Hill’s Prescription Diet i/d and i/d Low Fat Natural for digestive care and Metabolic Natural for weight management, Hill’s Prescription Diet Derm Defense for environmental sensitivities, Hill’s Science Diet Urinary and Hairball Control, Hill’s Science Diet Perfect Weight and Hill’s Science Diet Youthful Vitality.

Successful products contributing to sales internationally include Hill’s Prescription Diet Metabolic + Mobility and Metabolic + Urinary, Hill’s Prescription Diet Derm Defense, Hill’s Prescription Diet z/d, Hill’s Prescription Diet i/d, Hill’s Science Diet Perfect Weight, Hill’s Science Diet Youthful Vitality and Hill’s Science Diet Healthy Cuisine Stews.

***

About Colgate-Palmolive: Colgate-Palmolive is a leading global consumer products company, tightly focused on Oral Care, Personal Care, Home Care and Pet Nutrition. Colgate sells its products in over 200 countries and territories around the world under such internationally recognized brand names as Colgate, Palmolive, Speed Stick, Lady Speed Stick, Softsoap, Irish Spring, Protex, Sorriso, Kolynos, elmex, Tom’s of Maine, Sanex, Ajax, Axion, Fabuloso, Soupline and Suavitel, as well as Hill’s Science Diet, Hill’s Prescription Diet and Hill’s Ideal Balance. For more information about Colgate’s global business, visit the Company’s website at http://www.colgatepalmolive.com. To learn more about Colgate Bright Smiles, Bright Futures® oral health education program, please visit http://www.colgatebsbf.com. CL-E

Market Share Information

Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. All market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods). The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information calculated by the Company may be different from market share information calculated by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements

This press release and the related webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s plans and assumptions. Such statements may relate, for example, to sales or volume growth, organic sales growth, profit or profit margin growth, earnings per share growth (including on a currency-neutral basis), financial goals, the impact of foreign exchange volatility, cost-reduction plans including the 2012 Restructuring Program, tax rates, the need to repatriate undistributed earnings of foreign subsidiaries, new product introductions or commercial investment levels, acquisitions, divestitures, or legal or tax proceedings, among other matters. These statements are made on the basis of our views and assumptions as of this time and we undertake no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. We caution investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at http://www.colgatepalmolive.com.

Non-GAAP Financial Measures

The following provides information regarding the non-GAAP financial measures used in this earnings release and/or the related webcast:

This release discusses Net sales growth (GAAP) and organic sales growth, which is Net sales growth excluding the impact of foreign exchange, acquisitions and divestments (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three months ended March 31, 2017 vs 2016 included with this release for a comparison of organic sales growth to Net sales growth in accordance with GAAP.

To supplement Colgate’s Condensed Consolidated Statements of Income presented in accordance with GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Worldwide Gross profit, Gross profit margin, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are discussed both as reported (on a GAAP basis) and excluding charges resulting from the 2012 Restructuring Program (non-GAAP). These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, gains and losses from certain divestitures and certain unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three months ended March 31, 2017 and 2016 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similar measures presented by other companies.

The Company defines free cash flow before dividends as Net cash provided by operations less Capital expenditures. As management uses this measure to evaluate the Company’s ability to satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations, such as debt service, that are not deducted from the measure. Free cash flow before dividends is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. See “Condensed Consolidated Statements of Cash Flows” for the three months ended March 31, 2017 and 2016 for a comparison of free cash flow before dividends to Net cash provided by operations, as reported in accordance with GAAP.

Explanatory Note Regarding Currency-Neutral Calculations

Diluted earnings per share growth for first quarter 2017, on a currency-neutral basis, eliminates from Diluted earnings per share growth (GAAP) charges resulting from the 2012 Restructuring Program and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of calculating Diluted earnings per share growth for first quarter 2017, on a currency-neutral basis, first quarter 2017 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using average foreign exchange rates for first quarter 2016.

Management’s estimate of Diluted earnings per share growth on a currency-neutral basis for full year 2017 eliminates from Diluted earnings per share growth (GAAP) the impact of the 2016 items previously disclosed, the 2012 Restructuring Program and period-over-period changes in foreign exchange rates in the translation of local currency results into U.S. dollars. Accordingly, for purposes of estimating Diluted earnings per share growth for full year 2017, on a currency-neutral basis, estimated full year 2017 local currency results, which include the impact of foreign currency transaction gains and losses, are translated into U.S. dollars using 2016 average foreign exchange rates by quarter.

(See attached tables for first quarter results.)

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended March 31, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017	2016

Net sales	$3,762	$3,762

Cost of sales	1,493	1,514

Gross profit	2,269	2,248

Gross profit margin	60.3%	59.8%

Selling, general and administrative expenses	1,362	1,354

Other (income) expense, net	22	27

Operating profit	885	867

Operating profit margin	23.5%	23.0%

Interest (income) expense, net	23	28

Income before income taxes	862	839

Provision for income taxes	251	265

Effective tax rate	29.1%	31.6%

Net income including noncontrolling interests	611	574

Less: Net income attributable to noncontrolling interests	41	41

Net income attributable to Colgate-Palmolive Company	$570	$533

Earnings per common share
Basic	$0.64	$0.60
Diluted	$0.64	$0.59

Average common shares outstanding
Basic	884.7	893.7
Diluted	891.0	900.2

			Table 2
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of March 31, 2017, December 31, 2016 and March 31, 2016

(Dollars in Millions) (Unaudited)

	March 31,	December 31,	March 31,
	2017	2016	2016
Cash and cash equivalents	$1,347	$1,315	$1,014
Receivables, net	1,496	1,411	1,546
Inventories	1,189	1,171	1,234
Other current assets	564	441	696
Property, plant and equipment, net	3,883	3,840	3,820
Other assets, including goodwill and intangibles	3,969	3,945	4,138
Total assets	$12,448	$12,123	$12,448

Total debt	$6,473	$6,533	$6,580
Other current liabilities	3,802	3,292	3,760
Other non-current liabilities	2,178	2,281	2,181
Total liabilities	12,453	12,106	12,521
Total Colgate-Palmolive Company shareholders’ equity	(313)	(243)	(370)
Noncontrolling interests	308	260	297
Total liabilities and shareholders’ equity	$12,448	$12,123	$12,448

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities*	$5,014	$5,147	$5,429
Working capital % of sales	(4.3)%	(2.2)%	(2.8)%

*Marketable securities of $112, $71 and $137 as of March 31, 2017, December 31, 2016 and March 31, 2016, respectively, are included in Other current assets.

		Table 3
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Three Months Ended March 31, 2017 and 2016

(Dollars in Millions) (Unaudited)

	2017	2016
Operating Activities
Net income including noncontrolling interests	$611	$574
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	109	106
Restructuring and termination benefits, net of cash	(9)	6
Stock-based compensation expense	35	31
Deferred income taxes	(51)	(36)
Voluntary benefit plan contribution	(57)	(50)
Cash effects of changes in:
Receivables	(52)	(95)
Inventories	9	(32)
Accounts payable and other accruals	98	80
Other non-current assets and liabilities	(2)	30
Net cash provided by operations	691	614

Investing Activities
Capital expenditures	(121)	(114)
Purchases of marketable securities and investments	(85)	(80)
Proceeds from sale of marketable securities and investments	48	50
Other	—	—
Net cash used in investing activities	(158)	(144)

Financing Activities
Principal payments on debt	(805)	(2,388)
Proceeds from issuance of debt	738	2,370
Dividends paid	(345)	(340)
Purchases of treasury shares	(333)	(229)
Proceeds from exercise of stock options	225	146
Net cash used in financing activities	(520)	(441)

Effect of exchange rate changes on Cash and cash equivalents	19	15
Net increase in Cash and cash equivalents	32	44
Cash and cash equivalents at beginning of the period	1,315	970
Cash and cash equivalents at end of the period	$1,347	$1,014

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$691	$614
Less: Capital expenditures	(121)	(114)
Free cash flow before dividends	$570	$500

Income taxes paid	$186	$217

		Table 4
Colgate-Palmolive Company

Segment Information

For the Three Months Ended March 31, 2017 and 2016

(Dollars in Millions) (Unaudited)

	Three Months Ended March 31,
	2017	2016
Net Sales
Oral, Personal and Home Care

North America	$760	$800
Latin America	924	848
Europe	558	588
Asia Pacific	720	743
Africa/Eurasia	246	231

Total Oral, Personal and Home Care	3,208	3,210

Pet Nutrition	554	552

Total Net Sales	$3,762	$3,762

	Three Months Ended March 31,
	2017	2016
Operating Profit
Oral, Personal and Home Care

North America	$233	$239
Latin America	269	247
Europe	140	141
Asia Pacific	219	219
Africa/Eurasia	45	43

Total Oral, Personal and Home Care	906	889

Pet Nutrition	157	155
Corporate(1)	(178)	(177)

Total Operating Profit	$885	$867

Note:
(1) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation costs and gains and losses on sales of non-core product lines and assets.

Corporate Operating profit (loss) for the three months ended March 31, 2017 includes charges of $46 related to the 2012 Restructuring Program. Corporate Operating profit (loss) for the three months ended March 31, 2016 included charges of $55 related to the 2012 Restructuring Program.

Table 5

Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended March 31, 2017 vs 2016

(Unaudited)

			COMPONENTS OF SALES CHANGE

						Pricing
						Coupons
	Sales					Consumer &
	Change	Organic	As Reported	Organic	Ex-Divested	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Volume(2)	Incentives	Exchange

Total Company	—%	0.5%	(2.0)%	(2.0)%	(2.0)%	2.5%	(0.5)%

Europe	(5.0)%	(0.5)%	0.5%	0.5%	0.5%	(1.0)%	(4.5)%

Latin America	9.0%	7.5%	—%	0.5%	0.5%	7.0%	2.0%

Asia Pacific	(3.0)%	(1.0)%	(1.0)%	(1.0)%	(1.0)%	—%	(2.0)%

Africa/Eurasia	6.5%	0.5%	(6.5)%	(6.5)%	(6.5)%	7.0%	6.0%

Total International	1.5%	2.0%	(1.0)%	(1.0)%	(1.0)%	3.0%	(0.5)%

North America	(5.0)%	(5.5)%	(5.0)%	(5.0)%	(5.0)%	(0.5)%	0.5%

Total CP Products	—%	0.5%	(1.5)%	(1.5)%	(1.5)%	2.0%	(0.5)%

Hill’s	0.5%	—%	(4.0)%	(4.0)%	(4.0)%	4.0%	0.5%

Emerging Markets (3)	4.0%	3.0%	(1.5)%	(1.5)%	(1.5)%	4.5%	1.0%

Developed Markets	(4.0)%	(2.5)%	(3.0)%	(3.0)%	(3.0)%	0.5%	(1.5)%

Notes:
(1) As Reported Volume includes the impact of acquisitions and divestments, as applicable.

(2) Ex-Divested Volume excludes the impact of divestments, as applicable.

(3) Emerging Markets include Latin America, Asia (excluding Japan), Africa/Eurasia and Central Europe.

Table 6
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit				2017	2016
Gross profit, GAAP				$2,269	$2,248
2012 Restructuring Program				14	8
Gross profit, non-GAAP				$2,283	$2,256

						Basis Point
Gross Profit Margin				2017	2016	Change
Gross profit margin, GAAP				60.3%	59.8%	50
2012 Restructuring Program				0.4%	0.2%
Gross profit margin, non-GAAP				60.7%	60.0%	70

Selling, General and Administrative Expenses				2017	2016
Selling, general and administrative expenses, GAAP				$1,362	$1,354
2012 Restructuring Program				(21)	(26)
Selling, general and administrative expenses, non-GAAP				$1,341	$1,328

						Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales				2017	2016	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP				36.2%	36.0%	20
2012 Restructuring Program				(0.6)%	(0.7)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP				35.6%	35.3%	30

Other (Income) Expense, Net				2017	2016
Other (income) expense, net, GAAP				$22	$27
2012 Restructuring Program				(11)	(21)
Other (income) expense, net, non-GAAP				$11	$6

Operating Profit				2017	2016	% Change
Operating profit, GAAP				$885	$867	2%
2012 Restructuring Program				46	55
Operating profit, non-GAAP				$931	$922	1%

						Basis Point
Operating Profit Margin				2017	2016	Change
Operating profit margin, GAAP				23.5%	23.0%	50
2012 Restructuring Program				1.2%	1.5%
Operating profit margin, non-GAAP				24.7%	24.5%	20

Table 6
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended March 31, 2017 and 2016

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2017
				Net Income
				Attributable
			Net Income	To
			Including	Colgate-	Effective	Diluted
	Income Before	Provision For	Noncontrolling	Palmolive	Income	Earnings
	Income Taxes	Income Taxes(1)	Interests	Company	Tax Rate(2)	Per Share(3)
As Reported GAAP	$862	$251	$611	$570	29.1%	$0.64
2012 Restructuring Program	46	15	31	31	0.2%	0.03
Non-GAAP	$908	$266	$642	$601	29.3%	$0.67

	2016
				Net Income
				Attributable
			Net Income	To
			Including	Colgate-	Effective	Diluted
	Income Before	Provision For	Noncontrolling	Palmolive	Income	Earnings
	Income Taxes	Income Taxes(1)	Interests	Company	Tax Rate(2)	Per Share(3)
As Reported GAAP	$839	$265	$574	$533	31.6%	$0.59
2012 Restructuring Program	55	17	38	38	(0.1)%	0.04
Non-GAAP	$894	$282	$612	$571	31.5%	$0.63

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

(3) The impact of non-GAAP adjustments on Diluted earnings per share may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

CONTACT:
Colgate-Palmolive Company
John Faucher, 212-310-3653
Hope Spiller, 212-310-2291